EXHIBIT 99.1

HomeTrust Bancshares, Inc. and Jefferson Bancshares Complete Merger

ASHEVILLE, NC – June 2, 2014 - HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“HomeTrust”), the holding company for HomeTrust Bank, announced today the completion of its acquisition of Jefferson Bancshares, Inc. (“Jefferson”) (NASDAQ:JFBI) of Morristown, Tennessee, effective May 31, 2014. In connection with the acquisition, Jefferson Federal Bank, the bank subsidiary of Jefferson, was merged into HomeTrust Bank. The bank merger results in a community bank with total assets of approximately $2.1 billion and an expanded banking presence for HomeTrust in the Kingsport/Johnson City, Knoxville, and Morristown, Tennessee markets. HomeTrust will continue to operate Jefferson’s twelve offices under the Jefferson Federal Bank name until a system conversion is completed in August 2014.

Dana Stonestreet, Chairman, President and CEO of HomeTrust commented, “Expansion into the East Tennessee market represents the disciplined execution of our previously communicated growth strategy to capitalize on acquisition opportunities that leverage our capital, create scale and increase operating efficiencies over a larger geographic footprint. Jefferson, located in attractive and growing markets, is a like-minded institution that shares a common interest of creating value for customers, employees, communities, and shareholders, which makes it a great fit with our franchise. We are excited to welcome the Jefferson employees to the HomeTrust team and look forward to realizing the many benefits that we expect this transaction to produce.” Stonestreet continued, “The Jefferson combination represents HomeTrust’s second acquisition in 23 months, with a third acquisition scheduled for completion during the third calendar quarter of 2014. Once, the three acquisitions are completed, since converting to stock in July 2012 we will have achieved  a  $750 million, or 50% growth in assets and a 75% increase in banking offices, from 20 to 35 full service offices located in North Carolina, Eastern Tennessee and Greenville, South Carolina.”

HomeTrust will issue an aggregate of approximately 1.7 million shares of common stock and pay approximately $25.2 million in cash in the transaction. Under the terms of the merger agreement, each Jefferson shareholder will receive a total of $8.00 per share in merger consideration consisting of $4.00 in cash plus .2661 shares of HomeTrust common stock for each share of Jefferson common stock owned as of the effective date. This represents approximately $50.5 million of aggregate transaction consideration.  Jefferson had total assets of $506.8 million, total deposits of $384.0 million, and stockholders’ equity of $54.4 million at March 31, 2014.

Anderson Smith, former President and Chief Executive of Jefferson and now a director for HomeTrust Bancshares, Inc. and HomeTrust Bank, as well as the East Tennessee Regional President, stated, “We are excited to become part of a vibrant and growing community-based banking institution sharing our core values. As combined entities, we will be able to build value far faster than we would be able to do so alone. We are enthusiastic to provide our customers an expanded product and service offering made possible through this combination.”

HomeTrust Bancshares, Inc. was advised in this transaction by Sandler O’Neill & Partners, L.P. as financial advisor and Silver, Freedman, Taff & Tiernan LLP as legal counsel. Jefferson was advised by Keefe, Bruyette and Woods as financial advisor and Kilpatrick Townsend & Stockton LLP as legal counsel.

About HomeTrust Bancshares, Inc.
HomeTrust is the holding company for HomeTrust Bank, including its banking divisions – HomeTrust Bank, Tryon Federal Bank, Shelby Savings Bank, Home Savings Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank. Upon the closing and merger of Jefferson, HomeTrust has assets of approximately $2.1 billion and the community-oriented financial institution offers traditional financial services within its local communities through its 34 offices in Western North Carolina, including the Asheville metropolitan area, the “Piedmont” region of North Carolina, Greenville, South Carolina, and East Tennessee, including Kingsport/Johnson City, Knoxville, and Morristown.

On March 4, 2014, HomeTrust announced it entered into a merger agreement to acquire Bank of Commerce headquartered in Charlotte, North Carolina. The transaction is anticipated to close in the third calendar quarter of 2014. Bank of Commerce has one office in midtown Charlotte. As of March 31, 2014, Bank of Commerce had total assets of $126.4 million.

Forward-Looking Statements

This press release may contain certain forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results for the businesses of HomeTrust Bancshares, Inc. and HomeTrust Bank include: expected cost savings, synergies and other financial benefits from the acquisitions of Bank of Commerce and Jefferson Bancshares, Inc. (“acquisitions”) might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the Bank of Commerce merger might not be obtained; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; decreases in the secondary market for the sale of loans that we originate; results of examinations of us by the Board of Governors of the Federal Reserve System and our bank subsidiary by the Office of the Comptroller of the Currency or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business including the effect of Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Basel III, changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; our ability to attract and retain deposits; increases in premiums for deposit insurance; management’s assumptions in determining the adequacy of the allowance for loan losses; our ability to control operating costs and expenses, especially new costs associated with our operation as a public company; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on our balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; computer systems on which we depend could fail or experience a security breach; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; statements with respect to our intentions regarding disclosure and other changes resulting from the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and the other risks described in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2013.

Any of the forward-looking statements that we make in this release are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2014 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM

Contact:
Dana L. Stonestreet – Chairman, President and CEO
Tony J. VunCannon - Senior Vice President, CFO, and Treasurer
828-259-3939